Exhibit 99.1
Earnings Release

CubeSmart Reports First Quarter 2025 Results

MALVERN, PA -- (Globe Newswire) – May 1, 2025 -- CubeSmart (NYSE: CUBE) today announced its operating results for the three months ended March 31, 2025.

“The first quarter represented a positive start to the year, with improving occupancy and rate trends driven by solid demand,” commented President and Chief Executive Officer Christopher P. Marr. “Our high-quality portfolio with its focus on top-tier markets uniquely positions us to perform during uncertain economic climates.”

Key Highlights for the First Quarter

●	Reported diluted earnings per share (“EPS”) attributable to the Company’s common shareholders of $0.39.
●	Reported funds from operations (“FFO”), as adjusted, per diluted share of $0.64.
●	Same-store (606 stores) net operating income (“NOI”) decreased 0.8% year over year, resulting from a 0.4% decrease in revenues and a 0.6% increase in operating expenses.
●	Same-store occupancy averaged 89.5% during the quarter, ending at 89.7%.
●	Closed on the acquisition of the remaining 80% interest in the 28-store HVP IV portfolio for $452.8 million, which included $44.4 million to repay the Company’s portion of HVP IV’s existing indebtedness.
●	Added 33 stores to our third-party management platform, bringing our total third-party managed store count to 869.

Financial Results

Net income attributable to the Company’s common shareholders was $89.2 million for the first quarter of 2025, compared with $94.5 million for the first quarter of 2024. Diluted EPS attributable to the Company’s common shareholders decreased to $0.39 for the first quarter of 2025, compared with $0.42 for the same period last year.

FFO, as adjusted, was $148.1 million for the first quarter of 2025 compared with $146.4 million for the first quarter of 2024. FFO, as adjusted, per diluted share was $0.64 for both periods.

Investment Activity

Acquisition Activity

During the quarter ended March 31, 2025, the Company acquired the remaining 80% interest in HVP IV, an unconsolidated real estate venture in which we previously owned a 20% noncontrolling interest, for $452.8 million, which included $44.4 million to repay the Company’s portion of the venture’s existing indebtedness. As of the date of acquisition, HVP IV owned 28 stores in Arizona (2), Connecticut (3), Florida (4), Georgia (2), Illinois (5), Maryland (2), Minnesota (1), Pennsylvania (1) and Texas (8).

Development Activity

The Company has agreements with developers for the construction of self-storage properties in high-barrier-to-entry locations. As of March 31, 2025, the Company had two joint venture development properties under construction. The Company anticipates investing a total of $36.9 million related to these projects and had invested $18.5 million of that total as of March 31, 2025. Both stores are located in New York and are expected to open during the third quarter of 2025.

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Third-Party Management

As of March 31, 2025, the Company’s third-party management platform included 869 stores totaling 56.4 million rentable square feet. During the three months ended March 31, 2025, the Company added 33 stores to its third-party management platform.

Same-Store Results

The Company’s same-store portfolio as of March 31, 2025 included 606 stores containing 43.8 million rentable square feet, or approximately 91.0% of the aggregate rentable square feet of the Company’s 659 consolidated stores. These same-store properties represented approximately 95.5% of the Company’s property NOI for the three months ended March 31, 2025.

Same-store physical occupancy as of March 31, 2025 and 2024 was 89.7% and 90.3%, respectively. Same-store total revenues for the first quarter of 2025 decreased 0.4% and same-store operating expenses increased 0.6% compared to the same quarter in 2024. Same-store NOI decreased 0.8% from the first quarter of 2024 to the first quarter of 2025.

Operating Results

As of March 31, 2025, the Company’s total consolidated portfolio included 659 stores containing 48.1 million rentable square feet and had physical occupancy of 89.2%.

Total revenues increased $11.6 million and property operating expenses increased $5.9 million in the first quarter of 2025, as compared to the same period in 2024. Increases in revenues and expenses were primarily attributable to revenues and expenses generated from property acquisitions and recently opened development properties.

Interest expense increased from $22.9 million during the three months ended March 31, 2024 to $26.1 million during the three months ended March 31, 2025, an increase of $3.2 million. The increase was attributable to an increase in the average outstanding debt balance and higher interest rates during the 2025 period compared to the 2024 period. The average outstanding debt balance increased from $2.99 billion during the three months ended March 31, 2024 to $3.20 billion during the three months ended March 31, 2025. The weighted average effective interest rate on our outstanding debt increased from 3.03% during the three months ended March 31, 2024 to 3.19% for the three months ended March 31, 2025.

Financing Activity

During the three months ended March 31, 2025, the Company did not sell any common shares of beneficial interest through its at-the-market ("ATM") equity program. As of March 31, 2025, the Company had 13.5 million shares available for issuance under the existing equity distribution agreements.

Quarterly Dividend

On February 25, 2025, the Company declared a quarterly dividend of $0.52 per common share. The dividend was paid on April 15, 2025 to common shareholders of record on April 1, 2025.

2025 Financial Outlook

“Major operational and financial metrics were at, or above, our expectations in the first quarter,” commented Chief Financial Officer Tim Martin. “The first quarter gave us a strong start to 2025, but given the recent broad macro volatility, our guidance ranges for the full year are largely unchanged.”

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Earnings Release

The Company estimates that its fully diluted earnings per share for 2025 will be between $1.41 and $1.49, and that its fully diluted FFO per share, as adjusted, for 2025 will be between $2.51 and $2.59. Due to uncertainty related to the timing and terms of transactions, the impact of any potential future speculative investment activity is excluded from guidance. For 2025, the same-store pool consists of 606 properties totaling 43.8 million rentable square feet.

(1)	Prior guidance as indicated in our fourth quarter earnings release dated February 27, 2025.

Conference Call

Management will host a conference call at 11:00 a.m. ET on Friday, May 2, 2025 to discuss financial results for the three months ended March 31, 2025.

A live webcast of the conference call will be available online from the investor relations page of the Company’s corporate website at investors.cubesmart.com. Telephone participants may join on the day of the call by dialing 1 (800) 715-9871 using conference ID number 4783436.

After the live webcast, the webcast will be available on CubeSmart’s website. In addition, a telephonic replay of the call will be available through May 16, 2025 by dialing 1 (800) 770-2030 using conference ID number 4783436.

Supplemental operating and financial data as of March 31, 2025 is available in the investor relations section of the Company’s corporate website.

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About CubeSmart

CubeSmart is a self-administered and self-managed real estate investment trust. The Company's self-storage properties are designed to offer affordable, easily accessible and, in most locations, climate-controlled storage space for residential and commercial customers. According to the 2025 Self-Storage Almanac, CubeSmart is one of the top three owners and operators of self-storage properties in the United States.

Non-GAAP Financial Measures

Funds from operations (“FFO”) is a widely used performance measure for real estate companies and is provided here as a supplemental measure of operating performance. The April 2002 National Policy Bulletin of the National Association of Real Estate Investment Trusts (the “White Paper”), as amended, defines FFO as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of real estate and related impairment charges, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

Management uses FFO as a key performance indicator in evaluating the operations of the Company's stores. Given the nature of its business as a real estate owner and operator, the Company considers FFO a key measure of its operating performance that is not specifically defined by accounting principles generally accepted in the United States. The Company believes that FFO is useful to management and investors as a starting point in measuring its operational performance because FFO excludes various items included in net income that do not relate to or are not indicative of its operating performance such as gains (or losses) from sales of real estate, gains from remeasurement of investments in real estate ventures, impairments of depreciable assets, and depreciation, which can make periodic and peer analyses of operating performance more difficult. The Company’s computation of FFO may not be comparable to FFO reported by other REITs or real estate companies.

FFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of the Company’s performance. FFO does not represent cash generated from operating activities determined in accordance with GAAP and is not a measure of liquidity or an indicator of the Company’s ability to make cash distributions. The Company believes that to further understand its performance, FFO should be compared with its reported net income and considered in addition to cash flows computed in accordance with GAAP, as presented in its consolidated financial statements.

FFO, as adjusted represents FFO as defined above, excluding the effects of acquisition related costs, gains or losses from early extinguishment of debt, and other non-recurring items, which the Company believes are not indicative of the Company’s operating results.

The Company defines net operating income, which it refers to as “NOI,” as total continuing revenues less continuing property operating expenses. NOI also can be calculated by adding back to net income (loss): interest expense on loans, loan procurement amortization expense, loss on early extinguishment of debt, acquisition related costs, equity in losses of real estate ventures, other expense, depreciation and amortization expense, general and administrative expense, and deducting from net income (loss): equity in earnings of real estate ventures, gains from sales of real estate, net, other income, gains from remeasurement of investments in real estate ventures and interest income. NOI is a measure of performance that is not calculated in accordance with GAAP.

Management uses NOI as a measure of operating performance at each of its stores, and for all of its stores in the aggregate. NOI should not be considered as a substitute for net income, cash flows provided by operating, investing and financing activities, or other income statement or cash flow statement data prepared in accordance with GAAP.

The Company believes NOI is useful to investors in evaluating operating performance because it is one of the primary measures used by management and store managers to evaluate the economic productivity of the Company’s stores,

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including the ability to lease stores, increase pricing and occupancy, and control property operating expenses. Additionally, NOI helps the Company’s investors meaningfully compare the results of its operating performance from period to period by removing the impact of its capital structure (primarily interest expense on outstanding indebtedness) and depreciation of the basis in its assets from operating results.

Forward-Looking Statements

This presentation, together with other statements and information publicly disseminated by CubeSmart (“we,” “us,” “our” or the “Company”), contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or the “Exchange Act.” Forward-looking statements include statements concerning the Company’s plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions and other information that is not historical information. In some cases, forward-looking statements can be identified by terminology such as “believes,” “expects,” “estimates,” “may,” “will,” “should,” “anticipates,” or “intends” or the negative of such terms or other comparable terminology, or by discussions of strategy. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Although we believe the expectations reflected in these forward-looking statements are based on reasonable assumptions, future events and actual results, performance, transactions or achievements, financial and otherwise, may differ materially from the results, performance, transactions or achievements expressed or implied by the forward-looking statements. As a result, you should not rely on or construe any forward-looking statements in this presentation, or which management or persons acting on their behalf may make orally or in writing from time to time, as predictions of future events or as guarantees of future performance. We caution you not to place undue reliance on forward-looking statements, which speak only as of the date of this presentation or as of the dates otherwise indicated in such forward-looking statements. All of our forward-looking statements, including those in this presentation, are qualified in their entirety by this statement.

There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in or contemplated by this presentation. Any forward-looking statements should be considered in light of the risks and uncertainties referred to in Item 1A. “Risk Factors” in our Annual Report on Form 10-K and in our other filings with the Securities and Exchange Commission (“SEC”).

These risks include, but are not limited to, the following:

●	adverse changes in economic conditions in the real estate industry and in the markets in which we own and operate self-storage properties;
●	the effect of competition from existing and new self-storage properties and operators on our ability to maintain or raise occupancy and rental rates;
●	the failure to execute our business plan;
●	adverse consumer impacts and declines in general economic conditions from inflation, tariffs, rising interest rates and wage stagnation including the impact on the demand for self-storage, rental rates and fees and rent collection levels;
●	reduced availability and increased costs of external sources of capital;
●	financing risks, including rising interest rates, the risk of over-leverage and the corresponding risk of default on our mortgage and other debt and potential inability to refinance existing or future debt;
●	counterparty non-performance related to the use of derivative financial instruments;
●	risks related to our ability to maintain our qualification as a real estate investment trust (“REIT”) for federal income tax purposes;

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●	the failure of acquisitions and developments to close on expected terms, or at all, or to perform as expected;
●	increases in taxes, fees and assessments from state and local jurisdictions;
●	the failure of our joint venture partners to fulfill their obligations to us or their pursuit of actions that are inconsistent with our objectives;
●	reductions in asset valuations and related impairment charges;
●	negative publicity relating to our business or industry, which could adversely affect our reputation;
●	increases in operating costs, including, without limitation, insurance, utility and other general expenses, which could adversely affect our financial results;
●	cybersecurity breaches, cyber or ransomware attacks or a failure of our networks, systems or technology, which could adversely impact our business, customer and employee relationships or result in fraudulent payments;
●	risks associated with generative artificial intelligence tools and large language models and the conclusions that these tools and models may draw about our business and prospects in connection with the dissemination of negative opinions, characterizations or disinformation;
●	changes in real estate, zoning, use and occupancy laws or regulations;
●	risks related to or consequences of earthquakes, hurricanes, windstorms, floods, wildfires, other natural disasters or acts of violence, pandemics, active shooters, terrorism, insurrection or war that impact the markets in which we operate;
●	potential environmental and other material liabilities;
●	governmental, administrative and executive orders, regulations and laws, which could adversely impact our business operations and customer and employee relationships;
●	uninsured or uninsurable losses and the ability to obtain insurance coverage, indemnity or recovery from insurance against risks and losses;
●	changes in the availability of and the cost of labor;
●	other factors affecting the real estate industry generally or the self-storage industry in particular; and
●	other risks identified in Item 1A of our Annual Report on Form 10-K and, from time to time, in other reports that we file with the SEC or in other documents that we publicly disseminate.

Given these uncertainties, we caution readers not to place undue reliance on forward-looking statements. We undertake no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise except as may be required in securities laws.

Contact:

CubeSmart

Josh Schutzer

Vice President, Finance

(610) 535-5700

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CUBESMART AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	March 31,	December 31,
	2025	2024
	(unaudited)

ASSETS
Storage properties	$8,084,827	$7,628,774
Less: Accumulated depreciation	(1,638,631)	(1,590,588)
Storage properties, net (includes VIE amounts of $369,044 and $363,315, respectively)	6,446,196	6,038,186
Cash and cash equivalents (includes VIE amounts of $4,416 and $2,907, respectively)	10,751	71,560
Restricted cash (includes VIE amounts of $3,035 and $4,439, respectively)	5,003	6,103
Loan procurement costs, net of amortization	2,415	2,731
Investment in real estate ventures, at equity	76,042	91,973
Other assets, net	199,873	183,628
Total assets	$6,740,280	$6,394,181

LIABILITIES AND EQUITY
Unsecured senior notes, net	$2,781,666	$2,780,631
Revolving credit facility	382,400	—
Mortgage loans and notes payable, net (includes VIE amounts of $111,915 and $111,728, respectively)	205,500	205,915
Lease liabilities - finance leases	65,649	65,668
Accounts payable, accrued expenses and other liabilities	220,271	229,581
Distributions payable	119,639	119,600
Deferred revenue	42,348	38,918
Total liabilities	3,817,473	3,440,313

Noncontrolling interests in the Operating Partnership	48,784	51,193

Commitments and contingencies

Equity
Common shares $.01 par value, 400,000,000 shares authorized, 227,920,222 and 227,764,975 shares issued and outstanding at March 31, 2025 and December 31, 2024, respectively	2,279	2,278
Additional paid-in capital	4,287,772	4,285,570
Accumulated other comprehensive loss	(310)	(330)
Accumulated deficit	(1,445,520)	(1,415,662)
Total CubeSmart shareholders’ equity	2,844,221	2,871,856
Noncontrolling interests in subsidiaries	29,802	30,819
Total equity	2,874,023	2,902,675
Total liabilities and equity	$6,740,280	$6,394,181

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CUBESMART AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2025	2024

REVENUES
Rental income	$232,765	$225,190
Other property related income	29,766	26,316
Property management fee income	10,505	9,900
Total revenues	273,036	261,406
OPERATING EXPENSES
Property operating expenses	82,934	77,037
Depreciation and amortization	59,156	50,717
General and administrative	16,068	15,625
Total operating expenses	158,158	143,379
OTHER (EXPENSE) INCOME
Interest:
Interest expense on loans	(26,100)	(22,919)
Loan procurement amortization expense	(1,221)	(1,030)
Equity in earnings of real estate ventures	379	845
Other	809	(65)
Total other expense	(26,133)	(23,169)
NET INCOME	88,745	94,858
Net income attributable to noncontrolling interests in the Operating Partnership	(453)	(541)
Net loss attributable to noncontrolling interests in subsidiaries	905	210
NET INCOME ATTRIBUTABLE TO THE COMPANY	$89,197	$94,527

Basic earnings per share attributable to common shareholders	$0.39	$0.42
Diluted earnings per share attributable to common shareholders	$0.39	$0.42

Weighted average basic shares outstanding	228,663	225,767
Weighted average diluted shares outstanding	229,169	226,575

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Same-Store Results (606 stores)

(in thousands, except percentages and per square foot data)

(unaudited)

	Three Months Ended
	March 31,		Percent
	2025	2024	Change

REVENUES
Rental income	$220,912	$222,739	(0.8)%
Other property related income	10,498	9,507	10.4%
Total revenues	231,410	232,246	(0.4)%

OPERATING EXPENSES
Property taxes (1)	27,566	27,004	2.1%
Personnel expense	13,565	13,987	(3.0)%
Advertising	2,777	2,940	(5.5)%
Repair and maintenance	2,705	2,535	6.7%
Utilities	6,082	6,047	0.6%
Property insurance	3,390	3,185	6.4%
Other expenses	9,953	9,922	0.3%

Total operating expenses	66,038	65,620	0.6%

Net operating income (2)	$165,372	$166,626	(0.8)%

Gross margin	71.5%	71.7%

Period end occupancy	89.7%	90.3%

Period average occupancy	89.5%	90.0%

Total rentable square feet	43,768

Realized annual rent per occupied square foot (3)	$22.55	$22.61	(0.3)%

Reconciliation of Same-Store Net Operating Income to Net Income

Same-store net operating income (2)	$165,372	$166,626
Non same-store net operating income (2)	7,795	2,034
Indirect property overhead (4)	16,935	15,709
Depreciation and amortization	(59,156)	(50,717)
General and administrative expense	(16,068)	(15,625)
Interest expense on loans	(26,100)	(22,919)
Loan procurement amortization expense	(1,221)	(1,030)
Equity in earnings of real estate ventures	379	845
Other	809	(65)

Net income	$88,745	$94,858

(1)	For comparability purposes, certain amounts related to the expiration of certain real estate tax abatements have been excluded from the same-store portfolio results ($192k for the three months ended March 31, 2025).
(2)	Net operating income (“NOI”) is a non-GAAP (“generally accepted accounting principles”) financial measure. The above table reconciles same-store NOI to GAAP Net income.
(3)	Realized annual rent per occupied square foot is calculated by dividing annualized rental income by the weighted average occupied square feet for the period.
(4)	Includes property management fee income earned in conjunction with managed properties.

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Non-GAAP Measure – Computation of Funds From Operations

(in thousands, except percentages and per share and unit data)

(unaudited)

	Three Months Ended
	March 31,
	2025	2024

Net income attributable to the Company's common shareholders	$89,197	$94,527

Add:
Real estate depreciation and amortization:
Real property	56,689	49,249
Company's share of unconsolidated real estate ventures	1,810	2,092
Net income attributable to noncontrolling interests in the Operating Partnership	453	541

FFO attributable to the Company's common shareholders and third-party OP unitholders	$148,149	$146,409

Earnings per share attributable to common shareholders - basic	$0.39	$0.42
Earnings per share attributable to common shareholders - diluted	$0.39	$0.42
FFO per diluted share and unit	$0.64	$0.64

Weighted average basic shares outstanding	228,663	225,767
Weighted average diluted shares outstanding	229,169	226,575
Weighted average diluted shares and units outstanding	230,340	227,865

Dividends per common share and unit	$0.52	$0.51
Payout ratio of FFO	81.3%	79.7%

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